Exhibit 99.1

Applied Energetics Awarded Multi-Year Grant with the Office of Naval Research

Company to Develop an Ultrashort Pulse Laser System Capable of Defeating U.S Marine Corps-Specified Threats

Tucson, Ariz., June 1, 2022 – Applied Energetics, Inc. (OTCQB: AERG), today announced that it has been awarded a $3.89 million, two-year grant from the Department of the Navy, Office of Naval Research (ONR), to develop an optical system capable of defeating customer-specified threats for integration onto U.S. Marine Corps (USMC) platforms.

“We are very excited about the opportunity to partner with the USMC and ONR to develop and integrate our directed energy technology,” said Dr. Greg Quarles, President and CEO of Applied Energetics. “Our ultrashort pulse laser technology is expected to complement existing optical technologies, enabling the USMC to continue to mature its layered air defense capabilities.”

Applied Energetics was awarded this grant to accelerate the development and testing of Infrared (IR) optical technology with an ultrashort pulse laser (USPL) system. The overall objective will be to advance and ruggedize optical technologies that can be fielded on a variety of USMC platforms and able to operate in harsh conditions.

“This award from the ONR emphasizes Applied Energetics’ commitment to supplying next-generation optical and photonics-based technology to support our military forces,” said Dr. Quarles “Our technology is expected to be a valuable addition to the Marine Corps’ portfolio of directed energy technologies.”

“Applied Energetics is a leader in the advancement of dual-use directed energy solutions, including ultrashort pulse laser technology,” said Dr. Stephen McCahon, Co-Founder and Chief Scientist at Applied Energetics. “Our highly innovative team has been working diligently to develop this technology to give our military a technological advantage against both improvised and emergent threats.”

Any opinions, findings, and conclusions or recommendations expressed in this press release are those of the Company and do not necessarily reflect the views of the Office of Naval Research.

About Applied Energetics, Inc.

Applied Energetics, Inc., “AE'' based in the University of Arizona’s Technology Park in southeast Tucson, Arizona, specializes in development and manufacture of advanced, high-performance lasers, innovative optical systems, and integrated guided-energy systems for defense, aerospace, industrial, and scientific customers worldwide. Applied Energetics pioneered and holds all crucial intellectual property rights to the development and use of Laser Guided Energy (LGETM) technology and related solutions for commercial, defense and security applications, and are protected by 26 patents and 11 additional Government Sensitive Patent Applications “GSPA”. The company’s 11 GSPA’s are held under US government secrecy orders and allow AE extended protection rights.

For more information, visit www.aergs.com

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as "may," "believe," "will," "expect," "project," "anticipate," “estimates," "plans," "strategy," "target," "prospects," or "continue," and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

For more information contact:

Cameron Associates, Inc.

Investor Relations - Kevin McGrath, Managing Director

T: 646-418-7002

kevin@cameronassoc.com